SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement               [ ] Confidential, For Use of the
[ ] Definitive Proxy Statement                    Commission Only (as permitted
[X] Definitive Additional Materials               by Rule 14a-6(e)(2)?
[ ] Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12


                           IWERKS ENTERTAINMENT, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X]  No Fee Required
    [ ]  Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

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    (2)  Aggregate number of securities to which transactions applies:

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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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    (4)  Proposed maximum aggregate value of transaction:

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    (5)  Total fee paid:

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    [ ]  Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:
                                       N/A
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    (2)  Form, Schedule or Registration Statement No.:
                                       N/A
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    (3)  Filing party:
                                       N/A
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    (4)  Date filed:
                                       N/A
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


                               [IWERKS LETTERHEAD]


November 16, 2001

Dear Fellow Iwerks Shareholder:

I invite you to attend a very important special meeting of shareholders to be held at Iwerks' offices at 4520 West Valerio Street, Burbank, California 91505-1046 on December 19, 2001 at 10:00 a.m., local time. Complete details about the meeting are in the enclosed proxy material.

At the meeting shareholders will be asked to approve our previously announced merger agreement providing for the merger of Iwerks Entertainment, Inc. and SimEx Acquisition Corporation, a wholly owned subsidiary of SimEx, Inc. The merger agreement and the transactions contemplated by the merger agreement must receive the approval of a majority of the outstanding shares. FOR THIS REASON, EVERY VOTE IS IMPORTANT AND SHARES NOT VOTED WILL BE THE SAME AS A VOTE AGAINST THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. I URGE YOU TO TAKE THE TIME NOW TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AND VOTE FOR THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

After careful consideration, the Board has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are fair and in the best interests of shareholders. They recommend that shareholders vote FOR THE PROPOSED MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

Even if you plan to attend the meeting, I ask you to vote FOR the merger agreement and the transactions contemplated by the merger agreement now by signing and returning the enclosed proxy card. If you have any questions, please call our proxy solicitor, MacKenzie Partners Inc. at (800) 322-2885. Thank you for your support.

Very truly yours,

/S/  GARY J. MATUS                          /S/  DONALD W. IWERKS
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Chief Executive Officer                     Chairman of the Board of Directors